Exhibit 32.2 Certification of the Interim Chief Financial Officer of Jameson Stanford Resources Corporation pursuant to Section 906 of the Sarbanes Oxley Act of 2002

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Jameson Stanford Resources Corporation (the “Company”) for the quarterly period ended March 31, 2014 as filed with the Securities and Exchange Commission (the “Report”), I, Donna S. Moore, Interim Chief Financial Officer the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 3, 2014	By:	/s/ Donna S. Moore
Donna S. Moore
Interim Chief Financial Officer
(Principal Financial Officer)

This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.